UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

AMERICA WEST AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	0-12337 (Commission File No.)	86-0418245 (IRS Employer Identification No.)

4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

ITEM 5. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 1, 2004, The Leisure Company (“TLC”), a wholly owned subsidiary of America West Holdings Corporation (the “Company”), was merged into America West Airlines, Inc. (“AWA”), another wholly-owned subsidiary of the Company. The merger of TLC into AWA was accounted for as a reorganization of entities under common control. In connection with the filing of a post-effective amendment to our registration statement on Form S-3 (registration no. 333- 110031) and the filing of a registration statement on Form S-8, the Securities and Exchange Commission’s regulations require AWA’s financial statements that were included in its 2003 Annual Report on Form 10-K to be updated to reflect this reorganization as if it had occurred on January 1, 2001. AWA’s selected financial data table has been updated to reflect the reorganization as if it had occurred as of January 1, 1999. Accordingly, we are providing herein supplementary financial statements of AWA for each of the three years in the period ended December 31, 2003 (and the accompanying notes), the selected financial data for AWA and the combined management’s discussion and analysis of financial condition and results of operations for the Company and AWA (collectively, the “Supplementary Financial Information”), which are filed herewith as Exhibit 99.1. This Supplementary Financial Information reflects AWA’s financial position and results of operations as if TLC had been merged into AWA for all periods presented. No other material changes or modifications have been made to AWA’s financial statements as they were reported in AWA’s 2003 Annual Report on Form 10-K.

     The Supplementary Financial Information speaks as of December 31, 2003 and has not been updated to reflect subsequent events since January 1, 2004. As a result, the Supplementary Financial Information should be read in conjunction with our Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibits

23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.2	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP

99.1	Supplementary Financial Information

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST AIRLINES, INC.
Dated: August 12, 2004	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP

23.2	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP

99.1	Supplementary Financial Information

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